EXECUTION COPY




                                LICENSE AGREEMENT



                                     Between



                                 MOSSIMO, INC.,
                             a Delaware corporation



                                       and



                             CONFITALIA, S.A. DE C.V.

                              a Mexican corporation

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
                                         TABLE OF CONTENTS
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                                                                                              Page
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
Section 1.        License ....................................................................   1

          1.1     Grant and Territory ........................................................   1
          1.2     Sublicenscs ................................................................   1
          1.3     Use of Licensed Rights .....................................................   1
          1.4     Activities outside the Territory ...........................................   2
          1.5     Relationship of Parties ....................................................   2

Section 2.        Term .......................................................................   2

          2.1     Term .......................................................................   2
          2.2     Noncxclusive License .......................................................   2

Section 3.        Manufacturing ..............................................................   2

          3.1     Acknowledgment of Standards and Goodwill ...................................   2
          3.2     Manufacturing Standards ....................................................   2
          3.3     License Collection Summary .................................................   3
          3.4     Preproduction Samples ......................................................   3
          3.5     Production Samples .........................................................   3
          3.6     Third Party Manufacturers ..................................................   4

Section 4.        Duties of LICENSEE .........................................................   4

          4.1     Best Efforts ...............................................................   4
          4.2     Customers of LICENSEE ......................................................   4
          4.3     Seconds ....................................................................   4
          4.4     Handling of Orders .........................................................   5
          4.5     Standard of Performance in Activities ......................................   5
          4.6     Inventory ..................................................................   5
          4.7     Facilities and Personnel ...................................................   5
          4.8     Inspections ................................................................   5
          4.9     Insurance ..................................................................   5
          4.10    Compliance With Law ........................................................   6
          4.11    Consultation ...............................................................   6
          4.12    Other Requirements .........................................................   6

Section 5.        Royalties and Other Fees ...................................................   6

          5.1     Royalty ....................................................................   6
          5.2     Minimum Performance and Quarterly Payment ..................................   6
          5.3     Payments ...................................................................   6
          5.4     Monthly Sales Report .......................................................   7
          5.5     Travel Expenses ............................................................   7

Section 6.        Covenants Regarding Organization and Operation of LICENSEE .................   8

          6.1     Staffing and Notice of Internal Changes ....................................   8
          6.2     Financial Standing .........................................................   8

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          6.3     Customer Relations ........................................................    8
          6.4     Scope of Obligations ......................................................    8
          6.5     Change in Form of Business ................................................    8
          6.6     Current Ownership .........................................................    9
          6.7     Notice of Proceedings .....................................................    9
          6.8     Records ...................................................................    9
          6.9     Audits ....................................................................    9
          6.10    Financial Statements ......................................................    9

Section 7.        Ownership of the Licensed Rights ..........................................   10

          7.1     Ownership .................................................................   10
          7.2     New Property ..............................................................   10
          7.3     Property ..................................................................   10
          7.4     No Use of Name ............................................................   10
          7.5     Registration ..............................................................   10
          7.6     No Challenge ..............................................................   11
          7.7     Infringement Suits ........................................................   11
          7.8     Quitclaim of Rights .......................................................   12
          7.9     Copyrights ................................................................   12
          7.10    Power of Attorney .........................................................   12
          7.11    Confidential Information ..................................................   12
          7.12    Representations; Disclosure ...............................................   13
          7.13    Acknowledgment of Concurrent Use ..........................................   13
          7.14    Survival ..................................................................   13

Section 8.        Use and Display of the Marks ..............................................   13

          8.1     Use of Marks ..............................................................   13
          8.2     Notice of Ownership of Marks and Copyrights ...............................   14
          8.3     Legal Notices .............................................................   14
          8.4     Labels ....................................................................   14
          8.5     Use of Other Trademarks, Service Marks and Names ..........................   14

Section 9.        Advertising ...............................................................   14

          9.1     MOSSIMO Advertising .......................................................   14
          9.2     Contract Year Plan ........................................................   14
          9.3     LICENSEE Participation in Trade Shows .....................................   14
          9.4     Prior Approval ............................................................   15
          9.5     Minimum Advertising Expenditures ..........................................   15

Section 10.       Termination ...............................................................   15

          10.1    MOSSIMO Termination for Cause .............................................   15
          10.2    LICENSEE Termination For Cause ............................................   16
          10.3    Liability After Termination ...............................................   17
          10.4    Effects of Termination ....................................................   17

Section 11.       Indemnification and Limitation on Liability ...............................   18

          11.1    Indemnification by LICENSEE ...............................................   18


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          11.2    Indemnification by MOSSIMO ................................................   19
          11.3    Indemnification Procedure .................................................   19
          11.4    Survival ..................................................................   19

Section 12.       General ...................................................................   19

          12.1    Assignments, Successors and Assigns .......................................   19
          12.2    Notices ...................................................................   19
          12.3    Headings ..................................................................   20
          12.4    Severability ..............................................................   20
          12.5    Amendment and Modification ................................................   20
          12.6    Governing Law and Arbitration .............................................   20
          12.7    Taxes .....................................................................   21
          12.8    Entire Agreement ..........................................................   21
          12.9    Government Approvals and Remittances ......................................   21
          12.10   Affiliates of LICENSEE ....................................................   21
          12.11   Authority to Make Agreement ...............................................   21
          12.12   No Waiver .................................................................   21
          12.13   Official Language of Agreement ............................................   21
          12.14   Remedies Not Exclusive ....................................................   22
          12.15   Equitable Relief ..........................................................   22
          12.16   Definitions ...............................................................   22

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

                                LICENSE AGREEMENT
                                -----------------


         This LICENSE AGREEMENT ("AGREEMENT") is made and entered into effective as of December 1, 2000 (the "EFFECTIVE DATE"), between MOSSIMO, INC., a Delaware corporation having its principal business office at 2016 Broadway, Santa Monica, California 90404 ("MOSSIMO"), and CONFITALIA. S.A. de C.V., a Mexican corporation having its principal place of business at Km. 0.5 Carretera
Cuernavaca-Cuautla, Colonia Flores Magon, C.P. 62370, Cuernavaca, Morelos,
Mexico ("LICENSEE").

                                    RECITALS
                                    --------

         A. A glossary of certain terms used with initial capital letters and other terms defined for purposes of this Agreement is set forth in Exhibit "A" attached hereto.

         B. MOSSIMO is the owner and exclusive licensor of the Marks and Property.

         C. LICENSEE desires to secure the right and license to use the Marks and Property in connection with the design, manufacture, advertisement, promotion, distribution and sale of Licensed Products.

         D. MOSSIMO is willing to grant LICENSEE a license on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the recitals, premises and mutual covenants contained in this Agreement, the parties agree as follows:

                                    AGREEMENT
                                    ---------

                               SECTION 1. LICENSE

         1.1 GRANT AND TERRITORY. For the Term and subject to the other terms and conditions of this Agreement, MOSSIMO hereby grants to LICENSEE a limited, exclusive, nontransferable right and license to use the Licensed Rights solely on or in connection with (a) the design of Licensed Products, (b) the manufacture of Licensed Products anywhere in the world for distribution in the Territory, and (b) the distribution of Licensed Products only throughout the Territory. The Licensed Rights may not be used in connection with the design, manufacture, advertisement, promotion, distribution, sale or other use of any other product or service. Nothing herein shall entitle LICENSEE to advertise, promote or distribute goods outside the Territory.

         1.2 SUBLICENSES. This Agreement does not confer upon LICENSEE, a right to sublicense any of the rights or licenses granted to LICENSEE under this Agreement, including, without limitation, the right to manufacture the Licensed
Products using the Licensed Rights. Such rights may be granted at MOSSIMO's sole discretion and only in writing from MOSSIMO to LICENSEE.

         1.3 USE OF LICENSED RIGHTS. LICENSEE acknowledges that it may be difficult for MOSSIMO to obtain registered title to all of its Licensed Rights in the Territory and that the rights and licenses granted under this Agreement

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only exist to the extent that MOSSIMO owns such Licensed Rights. LICENSEE shall not use the Licensed Rights in any manner that conflicts with the rights of any third party. If LICENSEE's use of the Licensed Rights infringes the rights of any third party or weakens or impairs MOSSIMO's rights in the Licensed Rights, as determined solely by MOSSIMO, then LICENSEE shall immediately terminate or modify such use in accordance with MOSSIMO's instructions.

         1.4 ACTIVITIES OUTSIDE THE TERRITORY. LICENSEE shall not, directly or indirectly, solicit sales of the Licensed Products outside the Territory or establish a place of business for the sale of the Licensed Products outside the Territory without the prior written consent of MOSSIMO. LICENSEE shall not sell or cause to be sold, directly or indirectly, any Licensed Products to any person that LICENSEE knows, or has reason to know, is likely to resell or distribute such Licensed Products outside the Territory.

         1.5 RELATIONSHIP OF PARTIES. The relationship between MOSSIMO and
LICENSEE is that of licensor and licensee of intellectual property tights. In its capacity as licensee, LICENSEE shall be acting only as an independent contractor, and not as a partner, co-venturer, agent, employee or representative of MOSSIMO. Accordingly, LICENSEE shall have no authority, either express or implied, to make any commitment or representation on behalf of MOSSIMO or incur any debt or obligation on behalf of MOSSIMO. The parties acknowledge that this Agreement does not constitute a franchise under United States federal or state law and does not create a fiduciary relationship between the parties.

                                 SECTION 2. TERM

          2.1 TERM. The term of this Agreement shall commence on the Effective
Date and shall continue until in full force and effect until December 31, 2003, unless sooner terminated in accordance with this Agreement (the "TERM").

          2.2 NONEXCLUSIVE LICENSE. Unless the parties otherwise agree in writing, during the three months prior to the expiration or termination of the Agreement, MOSSIMO may directly or through a new licensee begin designing, manufacturing, promoting, distributing and taking orders for Licensed Products for the retailing seasons that will occur in the Territory after the expiration or termination of the Term.

                            SECTION 3. MANUFACTURING

         3.1 ACKNOWLEDGMENT OF STANDARDS AND GOODWILL. LICENSEE acknowledges that MOSSIMO has made a substantial investment in developing and manufacturing
Licensed Products of high quality and design and developing and fostering an image and reputation of high quality, design, prestige and integrity under its Marks and Property and that the consuming public and industry now associate the Marks and Property with products of consistently high quality and design.
LICENSEE further acknowledges that the terms and conditions of this Agreement are reasonable and necessary to assure that all Licensed Products sold under this Agreement consistently conform to MOSSIMO's high quality and design standards.

         3.2 MANUFACTURING STANDARDS. LICENSEE shall manufacture all of the Licensed Products in accordance with the high quality and design standards prescribed by MOSSIMO. In this regard, LICENSEE shall exercise its best efforts

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to cooperate with MOSSIMO at all times in the coordination of Licensed Products manufactured by LICENSEE so that they are consistent with the style, image, design and quality of other products sold under the Licensed Rights. If any Licensed Products manufactured by LICENSEE fail to conform to such standards, then MOSSIMO may prohibit LICENSEE from using any Licensed Rights in connection with such non-conforming Licensed Products. Upon notice to LICENSEE, LICENSEE shall immediately discontinue any and all manufacture, sourcing, advertising, promotion, offerings for sale, sales, shipment, distribution and all other uses of such non-conforming Licensed Products.

         3.3 LICENSE COLLECTION SUMMARY. Within 30 days after the Effective
Date, and thereafter on the first day of each Contract Year of this Agreement, LICENSEE shall submit to MOSSIMO a License Collection Summary Form containing the information set forth in Exhibit "B", attached hereto, as modified by MOSSIMO from time to time.

         3.4 PREPRODUCTION SAMPLES. As early as possible, and in any event prior to the commencement of each selling season, LICENSEE shall furnish to MOSSIMO, at no expense to MOSSIMO, one preproduction sample of each Licensed Product that LICENSEE intends to manufacture under the Licensed Rights, together with a completed Licensed Product Approval Form and Fabric and/or Color Approval Form and completed line sheets for each season in the forms required by EXHIBIT "C" attached hereto, as modified by MOSSIMO from time to time. MOSSIMO shall have the right to exercise quality control and line content over the Licensed
Products manufactured for and sold by LICENSEE by making any changes or corrections in such samples as may be required, in MOSSIMO's sole determination, to maintain the high quality and design standards prescribed by MOSSIMO, and LICENSEE shall make and incorporate such changes or corrections at LICENSEE's sole cost and expense. LICENSEE shall not make any changes to any sample after approval by MOSSIMO without resubmitting the sample for approval.

         3.5 PRODUCTION SAMPLES. As soon as possible after completion of the first production run of each Licensed Product (and in any event less than two weeks after completion of such production run), LICENSEE shall furnish to MOSSIMO, at no expense to MOSSIMO, two production samples of the complete line taken from the first production run of such Licensed Product together with the tags, labels and packaging to be used in connection with such Licensed Product.
MOSSIMO shall have the absolute right, in its sole discretion, to approve or disapprove of such production samples. Each Licensed Product, tag label and packaging must conform to the samples approved by MOSSIMO. LICENSEE shall not change any Licensed Product, tag label or packaging without resubmitting samples for such Licensed Product, tag label or packaging for approval pursuant to
Section 3.4. If MOSSIMO rejects any sample, LICENSEE shall discontinue the production of the Licensed Product and shall neither use nor permit the same to be used in any manner and shall coordinate with MOSSIMO, at LICENSEE's sole expense, to make changes and corrections to conform the Licensed Product to the high quality and design standards prescribed by MOSSIMO and shall resubmit a sample for approval pursuant to Section 3.4. In addition, to ensure consistent quality of production runs, L1CENSEE shall furnish to MOSSIMO, at no expense to MOSSIMO, two additional production samples of Licensed Products in any given season as MOSSIMO may, from time to time, request for the purpose of comparison with earlier samples. If MOSSIMO requires more than two such additional samples in any given season, LICENSEE shall provide such excess additional samples

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to MOSSIMO at LICENSEE's regular wholesale price, reduced by any normal trade discounts given by LICENSEE for sample sales. If MOSSIMO should disapprove any sample Licensed Product, or any sample tag, label, packaging or the like, or any advertising, promotional or publicity material, LICENSEE shall neither use nor permit the same to be used in any manner.

         3.6 THIRD PARTY MANUFACTURERS. LICENSEE shall have the right to have the Licensed Products manufactured for LICENSEE by third party manufacturers;
provided that LICENSEE must (a) reasonably determine that each third party manufacturer (and its subcontractors) are capable of manufacturing the Licensed
Products strictly in accordance with this Agreement and that each third party manufacturer understands that the Licensed Rights are proprietary and that the manufacturer is prohibited from using any of the Licensed Rights to produce knock-offs or private label versions of the Licensed Products or to infringe or assist others in infringing any of the Licensed Rights; (b) submit information concerning the proposed third party manufacturer (and its subcontractors) to MOSSIMO for its review and prior written approval of the manufacturer; and (c) cause the third party manufacturer to enter into a manufacturing agreement in a form required by MOSSIMO. LICENSEE's purchase of Licensed Products from a third party manufacturer without the prior approval of MOSSIMO shall constitute a material breach of this Agreement. LICENSEE shall terminate its use of any third party manufacturer which fails to manufacture the Licensed Products strictly in accordance with this Agreement or which uses any of the Licensed Rights other than to manufacture Licensed Products solely for LICENSEE in accordance with this Agreement.

                         SECTION 4. DUTIES OF LICENSEE

         4.1 BEST EFFORTS. LICENSEE shall exercise its best efforts vigorously and effectively to market, promote, distribute and sell the Licensed Products within the Territory and to fill completely the demand for the Licensed Products within the Territory. Without limitation, LICENSEE shall have preproduction samples of the Licensed Products for its initial season ready to show MOSSIMO by the dates set forth in its License Collection Summary Form, shall begin taking orders from customers for items included in the Licensed Products by the Marketing Date and shall have items included in the Licensed Products ready to ship to customers in substantial quantities by the Shipping Date. Thereafter, LICENSEE shall adhere to the schedule set forth in its License Collection
Summary Form for the applicable Contract Year.

         4.2 Customers of LICENSEE. In order to protect and foster the value, image and reputation of the Licensed Products and Licensed Rights, LICENSEE shall only sell the Licensed Products outright (and not on approval, consignment, guaranteed sale or return or as part of a promotional tie-in or give-away) and only to retail outlets, including duty-free shops, in the Territory whose location, merchandising and overall operations are consistent with the high quality of the Licensed Products and the reputation, prestige and image of the Marks (collectively, the "AUTHORIZED RETAILERS"). LICENSEE shall submit a current list of Authorized Retailers with each License Collection
Summary Form.

         4.3 SECONDS. LICENSEE shall not sell any damaged, imperfect, substandard quality or defective goods ("SECONDS") under the Marks without the prior written approval of MOSSIMO. All Seconds approved for sale shall be marked
"Seconds" or "Irregular," and all Seconds not sold pursuant to this Section 4.3 shall be destroyed.

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         4.4 HANDLING OF ORDERS. LICENSEE shall manufacture and ship all confirmed orders for Licensed Products by the specified delivery date or, if none is specified, within a reasonable period of time after receipt of the order. LICENSEE shall not withhold acceptance of any reasonable orders or refuse orders for Licensed Products from MOSSIMO or from Authorized Retailers with credit approval, without prior notice to MOSSIMO. In addition, if LICENSEE fails to ship at least seventy-five percent (75%) of confirmed orders during any two consecutive selling seasons in accordance with this Section 4.4, MOSSIMO, at is sole election, may, by written notice of its election, (a) appoint other licensees in the Territory for such period or periods and in such volume as
MOSSIMO determines is necessary to meet the unfulfilled demand; or (b) terminate this Agreement immediately effective upon receipt of the written election.

         4.5 STANDARD OF PERFORMANCE IN ACTIVITIES. LICENSEE shall at all times act in a manner consistent with the highest standards of fair trade, fair competition and business ethics.

         4.6 INVENTORY. LICENSEE shall maintain a sufficient inventory of the Licensed Products to enable it to promote the Licensed Products and to service the needs and demands of its customers within the Territory.

         4.7 FACILITIES AND PERSONNEL. LICENSEE, at its own expense, shall maintain facilities and personnel adequate to source, market, promote, sell and deliver the Licensed Products within the Territory.

         4.8 INSPECTIONS. LICENSEE shall permit MOSSIMO and its employees, agents or other representatives to visit LICENSEE's facilities during normal business hours, without prior notice, for the purposes of inspecting or modifying the Licensed Products, inspecting the facilities and any display of products, inspecting promotional materials and advertising for the Licensed
Products and otherwise determining whether LICENSEE is complying with the terms and conditions of this Agreement. LICENSEE shall cooperate fully with MOSSIMO's representatives during such visits by rendering such assistance as they may reasonably request.

         4.9 INSURANCE. Upon execution of this Agreement and throughout the Term, LICENSEE, at its sole cost and expense, shall obtain and maintain in full force and effect a policy of insurance insuring against those risks customarily insured under comprehensive general liability policies, including without limitation, "product liability" and "completed operations." Such policies of insurance shall have endorsements or coverage with combined single limits of not less than United States Two Million Dollars ($2,000,000) and shall name MOSSIMO as an additional insured thereunder. Such insurance policies shall provide that they cannot be canceled, modified or not renewed without 30 days' prior written notice to MOSSIMO, the insurance under such policy shall be primary, and any other insurance in force shall be neither primary nor contributing. The policies shall provide that the insurer waives its right of subrogation in favor of MOSSIMO. Such policies may provide coverage for products other than the Licensed
Products. Within 30 days of the date of execution of this Agreement, LICENSEE shall furnish to MOSSIMO current certificates of insurance issued by the insurer and showing MOSSIMO as an additional insured.

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

         4.10 COMPLIANCE WITH LAW. LICENSEE shall comply with all applicable nonwaivable laws and regulations in the Territory, including labeling and advertising laws, and shall obtain and maintain any and all permits, certificates or licenses necessary for the proper conduct of LICENSEE's duties and obligations under this Agreement.

         4.11 CONSULTATION. LICENSEE agrees to consult with MOSSIMO, on a regular basis or whenever MOSSIMO, in its sole discretion, deems necessary, regarding all new styles and designs, manufacturing schedules, distribution schedules or any other substantive changes, new developments or other matters which would materially affect the rights, obligations and benefits of either party to this Agreement.

         4.12 OTHER REQUIREMENTS. LICENSEE shall comply with all other requirements set forth in this Agreement.

                      SECTION 5. ROYALTIES AND OTHER FEES

         5.1 ROYALTY. LICENSEE shall pay to MOSSIMO, during each Contract Year of this Agreement, a royalty on each sale of a Licensed Product equal to four percent (4%) of Net Sales.

         5.2 MINIMUM PERFORMANCE AND QUARTERLY PAYMENT. In order to induce
MOSSIMO to enter into this Agreement, as well as to demonstrate its good faith intent to satisfy the demand for Licensed Products in the Territory, and to enhance further the image and reputation of the Licensed Rights among consumers, LICENSEE shall perform as follows. During each calendar quarter of each Contract
Year of this Agreement, LICENSEE shall ship not less than the minimum dollar volume of Net Sales of Licensed Products set forth on Exhibit "D" attached hereto ("MINIMUM QUARTERLY SHIPMENT"). In addition, for each calendar quarter of each Contract Year of this Agreement, LICENSEE shall pay the greater of (a) the actual Royalty for all sales of Licensed Products during such quarter ("ACTUAL
ROYALTY PAYMENT") or (b) a minimum payment equal to four percent (4%) of the Minimum Quarterly Shipment for such quarter ("MINIMUM QUARTERLY PAYMENT"). Any amount by which the Actual Royalty Payment exceeds the Minimum Quarterly Payment shall not be credited toward the Minimum Quarterly Payment in any subsequent quarter or Contract Year. Notwithstanding the payment by LICENSEE of the Minimum
Quarterly Payment, if LICENSEE does meet the Minimum Quarterly Shipment requirement in any two calendar quarters in any Contract Year for any reason, then MOSSIMO shall have the right to immediately terminate this Agreement.

         5.3 PAYMENTS.

                  (a) QUARTERLY PAYMENTS. The greater of the Actual Royalty
Payment or the Minimum Quarterly Payment shall be due and payable to MOSSIMO by LICENSEE by the 25th day of the month following the end of each calendar quarter.

                  (b) STATEMENT OF ROYALTIES. Concurrent with each payment pursuant to Section 5.3(a), LICENSEE shall provide to MOSSIMO a written statement illustrating the calculation of the Actual Royalty Payment, regardless of whether the Actual Royalty Payment is less than the Minimum Quarterly
Payment. The statement shall be certified on affidavit, under penalty of perjury, by an officer of LICENSEE to be correct and shall set forth a detailed accounting of the calculation of the Actual Royalty Payment on a Statement of Royalties

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

(International) Form in the form of EXHIBIT "E" attached hereto, as modified by MOSSIMO from time to time. The Statement of Royalties shall include, without limitation, the aggregate number and Net Sales of all Licensed Products during each month of the calendar quarter, broken down by purchaser, including the identity of each Authorized Retailer, which shall be calculated both in the currency in which each transaction occurred and as converted into United States
Dollars as required to calculate Net Sales. The Statement of Royalties shall also provide an accounting of the invoice price for all sales of Licensed
Products, Discounted Products, Allowances, Markdowns, Trade Discounts,
Closeouts, and substandard merchandise, all advertising and promotional expenditures by LICENSEE, all returned merchandise and all confirmed, accepted orders (i) delivered by completion date specified in the order, (ii) delivered after such completion date, or (iii) not delivered.

                  (c) MANNER. All payments required under this Agreement shall be in U.S. dollars and immediately available funds and made payable to the order of "MOSSIMO, INC," or in such other currency, time, place or manner as MOSSIMO shall specify.

                  (d) LATE PAYMENTS. If LICENSEE fails to pay (by direct deposit for MOSSIMO's account, duly delivered check or confirmed wire delivery of funds) any payment due under this Agreement on or before the due date thereof, then the delinquent amount shall bear interest at a rate of one percent (1.0%) per month from the due date until paid; PROVIDED, HOWEVER, that if this rate exceeds the maximum rate allowable by law, then interest shall accrue at the maximum rate allowable by law.

                  (e) NO WAIVER. Acceptance by MOSSIMO of any payments under this Agreement shall not prevent MOSSIMO at any later date from disputing the amount owed or from demanding more information from LICENSEE regarding payments finally due, and such acceptance of any payment by MOSSIMO shall not constitute a waiver of any breach of any term or provision of this Agreement by LICENSEE if any such breach shall have occurred.

         5.4 MONTHLY SALES REPORT. By no later than 20 days after the end of each of the first two months in each calendar quarter, LICENSEE shall submit to MOSSIMO a report that contains all of the information required by MOSSIMO's
Monthly Sales Report Form as modified by MOSSIMO from time to time.

         5.5 TRAVEL EXPENSES. LICENSEE shall reimburse MOSSIMO for the travel expenses associated with one representative of MOSSIMO to conduct inspections, reviews and quality control at LICENSEE's factories, showrooms or offices during one week of each Contract Year. Such travel expenses shall include, without limitation, business class round trip airfares, ground transportation and food and lodging. In addition, upon two weeks' prior written notice to LICENSEE (but no more frequently than three times in the First Contract Year and twice in any subsequent Contract Year), MOSSIMO may require a principal of LICENSEE to meet with a MOSSIMO representative at MOSSIMO's corporate headquarters concerning any matter relating to this Agreement. LICENSEE shall pay all of its own costs and expenses relating to its attendance at such meetings.

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

      SECTION 6. COVENANTS REGARDING ORGANIZATION AND OPERATION OF LICENSEE

         6.1 STAFFING AND NOTICE OF INTERNAL CHANGES. In granting the license to
LICENSEE, MOSSIMO is relying upon the personal skills, judgment, abilities and attributes of the persons named in EXHIBIT "J" attached hereto as principals of LICENSEE and upon their personal involvement in the business ("LICENSEE
PRINCIPALS"). LICENSEE represents and agrees that the LICENSEE Principals are and will continue to be dedicated to the full time management and operation of LICENSEE's business. LICENSEE shall maintain a design, manufacturing or sourcing and quality review, and financial staff adequate to perform LICENSEE's obligations under this Agreement, without using subcontractors, subdistributors, independent sales representatives or other non-employees to perform the obligations of LICENSEE under this Agreement. LICENSEE shall immediately notify
MOSSIMO of (a) any change in the activities of LICENSEE, including without limitation, the addition of any line of products manufactured, distributed or represented by LICENSEE; (b) the addition of any "competing" line; and (c) any transaction affecting ownership or control of LICENSEE, including without limitation, any transaction affecting the beneficial or record ownership of its share of capital.

         6.2 FINANCIAL STANDING. LICENSEE shall maintain reasonable financial stability and credit standing.

         6.3 CUSTOMER RELATIONS. LICENSEE shall maintain good customer relations in accordance with prudent and reasonable business practices.

         6.4 SCOPE OF OBLIGATIONS. LICENSEE shall not permit or suffer any action to be taken by or through any principal or spouse, directly or indirectly, which would be a violation of this Agreement if carried out by LICENSEE. LICENSEE shall not permit or suffer any substantial change in ownership, management or control. A substantial change in ownership, management, or control of LICENSEE shall be deemed to have occurred if more than twenty percent (20%) (by vote or value) of the equity securities of LICENSEE are transferred to any third party who did not own equity securities of LICENSEE at the time of execution of this Agreement or if any third party who owned or controlled more than twenty percent (20%) (by vote or value) of the equity securities of LICENSEE at the time of execution of this Agreement reduces to twenty percent (20%) or less any such ownership or control. For purposes of the foregoing, a third party shall not be deemed to own or control an equity security if such third party has sold, assigned, conveyed, donated or made a gift of, pledged, hypothecated or transferred (voluntarily or by operation of law), any interest in the equity security in question, or agreed to do any of the foregoing. A substantial change in ownership, management or control of LICENSEE also shall be deemed to have occurred if for any reason any of the LICENSEE Principals are not involved in the day to day management of LICENSEE or do not personally manage and control LICENSEE's relationship with MOSSIMO and its activities under this Agreement. The foregoing is not intended to be an exhaustive list of what constitutes a substantial change in ownership, management or control of LICENSEE.

         6.5 CHANGE IN FORM OF BUSINESS. LICENSEE may change its form of business (for example, from corporation to partnership) only after obtaining the prior written approval of MOSSIMO. No such change shall release LICENSEE, any principal of LICENSEE or any other person from any liability or obligation under this Agreement.

                                       8

         6.6 CURRENT OWNERSHIP. LICENSEE warrants and represents that EXHIBIT "J" sets forth completely and accurately all ownership and control of all equity ownership of LICENSEE as of the date of this Agreement and identifies all of the principals of LICENSEE.

         6.7 NOTICE OF PROCEEDINGS. LICENSEE shall notify MOSSIMO in writing within five days of the commencement or threat of any action, suit, proceeding or investigation or the issuance of any order, writ, injunction, award, judgment or decree before or of any court, tribunal, arbitration panel, agency or governmental instrumentality that may adversely affect the Licensed Products or the operations or financial condition of LICENSEE.

         6.8 RECORDS. LICENSEE shall maintain in reasonable detail and, where applicable, in accordance with international generally accepted accounting principles, consistently applied, records of all Licensed Products manufactured under the Licensed Rights, records of all sales of the Licensed Products, including the identity of all purchasers; records of all other transactions, communications and dealings with Authorized Retailers; records of advertising and promotional campaigns with respect to the Licensed Products; records of all inventory of the Licensed Products; orders, inquiries, complaints, requests for service and other correspondence with respect to the Licensed Products; employment records with respect to persons who carry out activities of LICENSEE pursuant to this Agreement; such information concerning each Authorized Retailer as MOSSIMO may request; and records of other services, activities and transactions of LICENSEE with respect to the Licensed Products. These records shall be open for inspection, copying, extracting and audit by MOSSIMO or its employees, agents or representatives during normal business hours during the Term and for three years following termination or expiration of this Agreement and shall be retained for at least three years after termination or expiration of this Agreement.

         6.9 AUDITS. Notwithstanding any other provision of this Agreement to the contrary, MOSSIMO and its employees, agents or representatives shall have the right, at reasonable times and without undue disruption of LICENSEE's normal business, to conduct audits with respect to the books, records, and all other documents and material in the possession or under the control of LICENSEE relating to this Agreement. MOSSIMO shall bear the cost of all audits; PROVIDED, HOWEVER, that if any such audit discloses that payments due to MOSSIMO under this Agreement exceed the amount of payments actually made to MOSSIMO by an amount greater than five percent (5%) of the payments made, LICENSEE shall immediately pay the cost of the audit and each unpaid payment discovered in the audit plus interest at the rate often percent (10%) per annum calculated from the date such payment was actually due until the date such payment is, in fact, actually made.

         6.10 FINANCIAL STATEMENTS. No later than 90 days after the close of LICENSEE's fiscal year, LICENSEE shall provide to MOSSIMO annual financial statements of LICENSEE, which shall be audited or unaudited on a review basis, prepared by an independent certified accountant of LICENSEE's choice and acceptable to MOSSIMO, which statements shall include an income statement and a balance sheet of LICENSEE prepared in accordance with international generally accepted accounting principles, consistently applied. If unaudited, an officer of LICENSEE shall certify on affidavit under penalty of perjury that the financial statements are true and correct, and have been prepared in accordance with generally accepted accounting principles, consistently applied.

                   SECTION 7. OWNERSHIP OF THE LICENSED RIGHTS

         7.1 OWNERSHIP. LICENSEE acknowledges that (a) the Licensed Rights are owned solely and exclusively by MOSSIMO, (b) nothing contained in this Agreement shall give to LICENSEE any right, title or interest in the Licensed Rights, and
(c) LICENSEE's use of the Licensed Rights shall inure only to the benefit of MOSSIMO.

         7.2 NEW PROPERTY. LICENSEE acknowledges that, during the Term, new designs, styles or other items of the type included in the definition of "Property" (hereinafter referred to as "NEW PROPERTY") may be developed jointly by LICENSEE and others or solely by LICENSEE. LICENSEE further acknowledges that: (a) such New Property will most likely be based upon the image, style and look MOSSIMO has created and will become associated with and not be distinctive of the Marks; (b) significant design input will most likely be received from MOSSIMO in creating the New Property; (c) it is often difficult to identify precisely the creator or inventor of such New Property; and (d) in order to maintain the distinctiveness of all products sold under the Marks, it is important that MOSSIMO coordinate and control the use of New Property. Accordingly, LICENSEE agrees that MOSSIMO shall be the sole owner of all New Property and LICENSEE hereby assigns to MOSSIMO all right, title and interest in such New Property as it may possess or acquire, including future copyrights in respect of such New Property. For purposes of this Agreement, all New Property shall be treated as Property as defined in this Agreement and shall be part of the Licensed Rights. Notwithstanding the foregoing, no new design, style or other item shall constitute New Property unless MOSSIMO determines, in its sole discretion, that such design, style or other item is consistent with the image, style and look of MOSSIMO and consents in writing to the inclusion of such design, style or other item in its collection through a Licensed Product Approval Form. LICENSEE shall not use the Marks or other Licensed Rights in connection with any such design, style or other item unless MOSSIMO has given such written consent. Upon MOSSIMO's request, LICENSEE shall provide to MOSSIMO, or to any licensee of MOSSIMO, at no charge, copies of all designs and specifications and, at wholesale price, copies of all samples constituting New Property or Licensed Rights. Further, in order to ensure consistency in the MOSSIMO lines, LICENSEE shall reasonably assist MOSSIMO licensees in other territories in the use of the New Property.

         7.3 PROPERTY. LICENSEE shall not use any Property except for the purpose of fulfilling its duties under this Agreement and in a manner authorized in writing by MOSSIMO.

         7.4 NO USE OF NAME. LICENSEE shall not use any of the Licensed Rights as a trade name, service mark, business name, trade style, fictitious business name, d.b.a. or letterhead. Any unauthorized use shall inure solely to the benefit of MOSSIMO, and such unauthorized use by LICENSEE shall not confer on LICENSEE any right, title or interest in the Licensed Rights.

         7.5 REGISTRATION. LICENSEE shall not seek or obtain any registration of the Marks (including any colorable imitations, translations or transliterations thereof) or the Property in any name or participate directly or indirectly in such registration anywhere in the world without MOSSIMO's prior written consent. If LICENSEE has obtained or obtains in the future, in any country, any right, title or interest in the Marks (including any colorable imitations, translations or transliterations thereof) or the Property, or in any marks which are confusingly similar to the Marks (including any colorable imitations, translations or transliterations thereof) or the Property or in any other trademark or service mark owned by MOSSIMO, LICENSEE has so acted or will act as an agent and for the benefit of MOSSIMO for the limited purpose of obtaining such registrations and assigning them to MOSSIMO. LICENSEE shall execute any and all instruments deemed by MOSSIMO, or its respective attorneys or representatives, to be necessary to transfer such right, title or interest to MOSSIMO. If the laws of the Territory require or permit the registration of any Marks or Property. LICENSEE shall assist MOSSIMO in obtaining such registration in a timely and effective manner.

         7.6 NO CHALLENGE. During the Term, LICENSEE shall not, directly or indirectly, take any action challenging, questioning or opposing the validity of the Marks or any other trademarks or service marks owned by MOSSIMO.

         7.7 INFRINGEMENT SUITS.

                  (a) THIRD PARTY CLAIMS. LICENSEE shall use its best efforts to detect any possible infringements, claims or actions in derogation of any Licensed Rights by any third parties in the Territory (each, a "THIRD PARTY CLAIM" and collectively, "THIRD PARTY CLAIMS") and shall notify MOSSIMO promptly of any such Third Party Claims. Subject to Section 7.7(b), LICENSEE shall take all necessary action on account of such Third Party Claims to protect the Licensed Rights. If LICENSEE initiate any legal proceedings on account of any such Third Party Claim, MOSSIMO shall cooperate with and assist LICENSEE to the extent reasonably necessary to protect the Licensed Rights (other than the payment of fees and expenses by MOSSIMO). If MOSSIMO elects to participate in or assume responsibility for any legal proceedings on account of any Third Party Claim pursuant to Section 7.7(b), and/or if a third party licensee of MOSSIMO participates in any such Third Party Claim pursuant to Section 7.7(b), LICENSEE shall cooperate with and assist MOSSIMO and/or such third party licensee to the extent reasonably necessary to protect the Licensed Rights. LICENSEE shall provide courtesy copies of all correspondence related to Third Party Claims to MOSSIMO and any attorney designated by MOSSIMO. In no event shall LICENSEE resolve, settle or otherwise dispose of any Third Party Claim without the prior written approval of MOSSIMO. LICENSEE shall bear all fees and expenses incurred in connection with the legal proceedings related to any Third Party Claim and shall be the sole recipient of any damages received from such proceedings; PROVIDED, HOWEVER, that in the event MOSSIMO and/or a third party licensee of MOSSIMO participates in the legal proceedings related to such Third Party Claim pursuant to Section 7.7(b), MOSSIMO and/or such third party licensee of MOSSIMO shall share in the expenses related to the Third Party Claim in such amounts as MOSSIMO determines in its sole and complete discretion and the damages received from such Third Party Claim shall be shared in proportion to the expenses borne by each of them. At the end of each month during the Term, LICENSEE shall provide MOSSIMO with a status report that summarizes any Third Party Claim activities undertaken by LICENSEE.

                  (b) MOSSIMO PARTICIPATION. At any time during the Term, MOSSIMO, shall have the right, but the obligation, to participate in or assume complete responsibility for the legal proceedings related to any Third Party Claim or to delegate responsibility to any third party licensee of MOSSIMO for the legal proceedings for such Third Party Claim in any manner MOSSIMO determines. Without limiting the foregoing, MOSSIMO, in its sole and absolute discretion, may assume responsibility to settle the Third Party Claim in any manner MOSSIMO determines. LICENSEE shall have no claim against MOSSIMO for damages if MOSSIMO determines, in its sole discretion, that it is not in the best interest of MOSSIMO and LICENSEE to initiate any legal proceedings on account of any such in fringement, claim or action, or if MOSSIMO settles or resolves any such proceedings which may be initiated.

         7.8 QUITCLAIM OF RIGHTS. LICENSEE acknowledges the exclusive right, title and interest of MOSSIMO in and to the Licensed Rights and hereby quitclaims to MOSSIMO any right, title or interest it has or may acquire with respect to the Licensed Rights, including, without limitation, any right, title or interest it may acquire through the unauthorized use of the Licensed Rights as a trade name, service mark, business name, trade style, fictitious business name or d.b.a.

         7.9 COPYRIGHTS. If LICENSEE, alone or with others, develops any written material pertaining to the Licensed Products or MOSSIMO which may be copyrighted, it shall assign all right to obtain such copyrights to MOSSIMO. Such material shall be deemed "made for hire" under U.S. law, thereby vesting ownership in MOSSIMO.

         7.10 POWER OF ATTORNEY. LICENSEE hereby irrevocably appoints MOSSIMO as its attorney-in-fact for the limited purpose of executing any and all documents and performing any and all other acts necessary to give effect and legality to the provisions of Section 7.

         7.11 CONFIDENTIAL INFORMATION.

                  (a) CONFIDENTIAL INFORMATION. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means all non-public information, whether in written, oral or any other form, including, without limitation, data, documentation, specifications, know-how, technical information, designs, drawings, plans, blueprints, business plans, customer lists, pricing information, forecasts, projections, analyses, and manufacturing processes that the disclosing party (the "DISCLOSING PARTY") disclosed to the other party (the "RECEIVING PARTY") or allowed the Receiving Party to observe, in the course of the activity under this Agreement, which information is marked at the time of disclosure or observation as being "Confidential," "Proprietary" or in some other manner to indicate its confidential nature; provided, however, that if such information is not or cannot be so marked at the time of disclosure or observation, the information shall still qualify as Confidential Information if the Disclosing Party designates such information as confidential to the Receiving Party in writing within 30 calendar days of disclosure or observation. Notwithstanding the foregoing, Confidential Information shall not include information that the Receiving Party can demonstrate (a) is known to the Receiving Party at the time of the disclosure by the Disclosing Party, (b) has become publicly available without fault of the Receiving Party; or (e) is required by order of a court or governmental authority to be disclosed, provided, however, that the Disclosing Party will have been given timely notice of such requirement and that the parties will cooperate to limit the scope and effect of such order.

                  (b) LIMITATIONS ON USE.

                           (i) The Receiving Party may use the Confidential
Disclosed Information only in connection with its performance of its obligations under this Agreement and in accordance with any terms and conditions set forth in this Agreement.

                           (ii) The Receiving Party will use a high degree of
care, but no less than a reasonable degree of care to protect the confidentiality of the Confidential Disclosed Information.

                           (iii) The Receiving Party will only disclose the
Confidential Disclosed Information (1) to its employees or agents that have a need to know such, information to enable the Receiving Party to perform its obligations under this Agreement (an "AUTHORIZED AGENT"), and (2) only after it has informed such Authorized Agent of the Receiving Party's confidentiality obligations under this Agreement.

                  (c) RETURN OF CONFIDENTIAL INFORMATION. Upon termination or expiration of this Agreement or otherwise upon the request of the Disclosing Party, the Receiving Party shall, as directed by the Disclosing Party, promptly return, destroy or cause the return or destruction of the Disclosing Party's Confidential Information (including all copies thereof) in the possession or direct or indirect control of the Receiving Party.

         7.12 REPRESENTATIONS; DISCLOSURE. MOSSIMO makes no representation or warranty as to the validity or enforceability of the Licensed Rights nor as to whether any Property infringes upon or interferes with any property rights of any third parties. In this regard, and without limiting the generality of the foregoing, MOSSIMO hereby discloses to LICENSEE that registration of certain of the Marks has been opposed, and may have been preempted, in Mexico by Ms. Eva Jimenez Cervantes. MOSSIMO is not certain it will be successful in obtaining or maintaining registration of the Marks in the Territory. If it is determined at any time that MOSSIMO does not have the right to use the Licensed Rights; or any portion thereof, within the Territory, LICENSEE shall immediately refrain from using the Licensed Rights and selling the Products in the Territory and shall have no claims against MOSSIMO for damages caused by such cessation or termination or otherwise caused.

         7.13 ACKNOWLEDGMENT OF CONCURRENT USE. LICENSEE expressly acknowledges that, during the Term, MOSSIMO and its other licensees will design, manufacture and distribute casual trousers (including denim, chinos and twill slacks) and men's shirts in sizes S, M, L and XL throughout the Territory.

         7.14 SURVIVAL. Notwithstanding anything in this Agreement to the contrary, this Section 7 shall survive expiration or termination of this Agreement for five years from the date of expiration or termination.

                     SECTION 8. USE AND DISPLAY OF THE MARKS

         8.1 USE OF MARKS. The presentation and image of the Marks shall be uniform and consistent with respect to all products bearing the Marks, including the Licensed Products. All Licensed Products, packaging, business advertising and promotional material used in connection with the Licensed Products shall be of the highest standard and quality and of such style, appearance and distinctiveness as to protect and enhance the prestige, image, reputation and goodwill of MOSSIMO and the Licensed Rights. LICENSEE shall use the Marks (a) solely for the purpose of identifying the Licensed Products and identifying LICENSEE as an authorized licensee of MOSSIMO; (b) solely in the manner that MOSSIMO, in its sole discretion, shall approve from time to time; and (c) in compliance with all applicable laws.

         8.2 NOTICE OF OWNERSHIP OF MARKS AND COPYRIGHTS. LICENSEE shall use, in connection with the Licensed Products, only those hang tags, advertising and promotional materials that are approved in writing by MOSSIMO.

         8.3 LEGAL NOTICES. LICENSEE shall use the proper trademark and copyright notices in connection with the Licensed Rights and any associated copyrightable works, which notices MOSSIMO shall, from time to time, in its sole discretion, specify.

         8.4 LABELS. LICENSEE shall use, in correction with the Licensed Products, only labels that are provided by or approved in writing by MOSSIMO. Labels bearing the Licensed Rights must be permanently affixed to the Licensed Products sold and distributed by LICENSEE. With respect to the use by LICENSEE of other forms of identification for the Licensed Rights, including, without limitation, tags, signs, banners, stationery, other forms and business cards, LICENSEE shall obtain the prior written approval of MOSSIMO. In connection with obtaining required approvals, LICENSEE shall inform MOSSIMO of the countries in which labels or other forms of identification are being manufactured. All requests for approvals shall be submitted on a Licensed Rights Approval Form in the form of EXHIBIT "F" attached hereto, as modified by MOSSIMO from time to time.

         8.5 USE OF OTHER TRADEMARKS, SERVICE MARKS AND NAMES. LICENSEE shall submit to MOSSIMO for its prior written approval any trademark, service mark or name that it plans to use in connection with the Licensed Rights, and MOSSIMO shall have the right, in its sole discretion, to refuse to permit the use of any such marks or names.

                             SECTION 9. ADVERTISING

         9.1 MOSSIMO ADVERTISING. MOSSIMO may as it deems appropriate advertise and promote certain products that bear the Marks and other MOSSIMO-related trademarks ("MOSSIMO PRODUCTS") Licensed Products generally both within and outside the Territory; however, MOSSIMO undertakes no obligation to ensure that LICENSEE benefits directly from any promotion or placement of any advertising by MOSSIMO. MOSSIMO will pay for all costs of advertising and promotion that MOSSIMO does for MOSSIMO Products (except that MOSSIMO will not reimburse LICENSEE for any expenses it incurs in connection with any such advertising or promotion and shall not pay for LICENSEE's participation in trade shows).

         9.2 Contract Year Plan. LICENSEE shall prepare a business plan for each Contract Year, including a manufacturing and production plan and an advertising plan, and shall submit such Ian to MOSSIMO b no later than 30 days following the date of the Agreement and thereafter by no later than the first day of each Contract Year of the Agreement.

         9.3 LICENSEE PARTICIPATION IN TRADE SHOWS. LICENSEE, at its expense, shall participate in trade shows as requested by MOSSIMO from time to time. LICENSEE shall not participate in any trade shows for retail seasons that will occur after the expiration of the Term with respect to the Licensed Products.

         9.4 PRIOR APPROVAL. LICENSEE shall submit to MOSSIMO, for its prior comment and approval, samples of all advertising and other promotional plans and materials that LICENSEE desires to use to promote the Licensed Products that have not been prepared or previously approved by MOSSIMO, including, without limitation, press releases and interviews for publication in any media. All requests for approval shall be submitted on an Advertising Approval Form in the form of EXHIBIT "G" attached hereto, as modified by MOSSIMO from time to time.

         9.5 MINIMUM ADVERTISING EXPENDITURES. During each Contract Year during the Term, LICENSEE shall spend on advertising and public relations for the MOSSIMO Marks and brand name promotion a minimum of two percent (2%) of the amount that is the greater of (a) Net Sales or (b) the total amount of Minimum Quarterly Shipments for such Contract Year ("MINIMUM ADVERTISING EXPENDITURE"). For purposes of this Section 9.5, costs associated with product packaging, and costs associated with advertising and promoting the Licensed Products to the trade, including without limitation, trade shows, press releases and catalogs for the trade, are not advertising expenditures. Not later than 30 days after the end of each calendar quarter, LICENSEE shall submit a report (using MOSSIMO's Advertising Expenditure Form in the form of EXHIBIT "H" attached hereto, as modified by MOSSIMO from time to time) showing LICENSEE's actual advertising expenditures during the preceding calendar quarter, together with advertising tear sheets for such quarter. If LICENSEE's actual advertising expenditures during any Contract Year are less than the Minimum Advertising Expenditure, at the option of MOSSIMO, LICENSEE shall either pay MOSSIMO the difference or shall expend the difference on advertising during the current Contract Year in such manner as directed by MOSSIMO.

                            SECTION 10. TERMINATION

         10.1 MOSSIMO TERMINATION FOR CAUSE.

                  (a) BREACH BY LICENSEE. In the event LICENSEE breaches this Agreement MOSSIMO may give written notice of the nature of the breach to LICENSEE and specify a reasonable period of time within which LICENSEE is to cure the breach. As used in the preceding sentence, a "reasonable period of time" for curing a breach shall be not more than five days in the case of a payment default and shall be not more than 30 days for any other breach and shall be determined based upon commercial circumstances existing at the time of the breach and the commercially reasonable time necessary to cure such breach. If the breach is not cured within the specified period, MOSSIMO may terminate this Agreement effective upon written notice to LICENSEE.

                  (b) NONEXHAUSTIVE LIST OF BREACHES. Set forth below is a nonexhaustive list of breaches by LICENSEE that would entitle MOSSIMO to terminate this Agreement pursuant to Section 10.1(a):

                           (i) Failure of LICENSEE to manufacture the Licensed
Products in accordance with Section 3 of the Agreement, including, without limitation, the failure to provide any samples or obtain any approvals required by Section 3;

                           (ii) Failure of LICENSEE to use its best efforts to
market, promote and sell the Licensed Products within the Territory;

                           (iii) Commission by LICENSEE of a material violation
of any applicable laws in the Territory in the manufacture, promotion, marketing, sale or distribution of the Licensed Products;

                           (iv) Failure of LICENSEE to pay any Actual Royalty
Payment, Minimum Quarterly Payments or other payments when due under this Agreement;

                           (v) The making by LICENSEE of any warranties or
representations on behalf of MOSSIMO that have not been specifically authorized in writing by MOSSIMO;

                           (vi) Sales by LICENSEE of the Licensed Products other
than under the Marks or the, use of the Marks in any manner that violates this Agreement;

                           (vii) Failure by LICENSEE to obtain approvals for any
advertising as required by this Agreement or the failure to make the Minimum Advertising Expenditures;

                           (viii) Sales by LICENSEE to persons other than
Authorized Retailers, except as provided herein;

                           (ix) Abandonment by LICENSEE of its business or the
activities required under this Agreement;

                           (x) Failure of LICENSEE to take action or to
cooperate in any legal proceedings or actions required to protect the Licensed Rights in the Territory pursuant to Section 7.7; and

                           (xi) Failure to ship Minimum Quarterly Shipments
pursuant to Section 5.2.

                  (c) INSOLVENCY, BANKRUPTCY OR DISSOLUTION. In the event of insolvency, bankruptcy or dissolution of LICENSEE, MOSSIMO shall have the right to terminate immediately this Agreement effective upon written notice.

                  (d) CHANGE IN OWNERSHIP AND MORAL TURPITUDE. In the event that any substantial change in the ownership, management or control of LICENSEE occurs or in the event that LICENSEE or any of the LICENSEE Principals commits any crime, act of dishonesty, fraud or other act that may substantially affect the business reputation of LICENSEE, any of its principals or MOSSIMO, then MOSSIMO shall have the right to terminate immediately this Agreement effective upon written notice.

         10.2 LICENSEE TERMINATION FOR CAUSE. In the event MOSSIMO breaches this Agreement, LICENSEE may give written notice of the nature of the breach to MOSSIMO and specify a reasonable period of time within which MOSSIMO is to cure the breach. As used in the preceding sentence, a "reasonable period of time" for curing a breach shall be not fewer than 30 days for any breach and shall be determined based upon commercial circumstances existing at the time of the breach and the commercially reasonable time necessary to cure such breach. If the breach is not cured within the specified period, LICENSEE may terminate this Agreement effective upon written notice to MOSSIMO.

         10.3 LIABILITY AFTER TERMINATION. Termination of this Agreement for any reason shall not, unless otherwise expressly provided in this Agreement, affect
(a) obligations accrued (including Minimum Quarterly Payments accruing on a daily basis) prior to the effective date of termination; or (ii) any obligations which, either expressly or from the context of this Agreement are intended to survive termination of this Agreement.

         10.4 EFFECTS OF TERMINATION. Upon expiration or termination of this
Agreement:

                  (a) Outstanding INDEBTEDNESS. Any indebtedness of LICENSEE to MOSSIMO shall become immediately due and payable and MOSSIMO may retain as security or apply as payment against any such indebtedness any Licensed Products of LICENSEE in the possession of MOSSIMO.

                   (b) NO LIABILITY. MOSSIMO shall not be liable to LICENSEE, either for compensation or for damages of any kind, whether on account of loss by LICENSEE or any other person, of present or prospective profits on present or prospective sales, investments or goodwill, and LICENSEE hereby waives any rights which may be granted to it by sovereign entities or any political subdivision in the Territory or otherwise which are not granted to it by this Agreement.

                  (e) TERMINATION OF LICENSES. Except as expressly set forth in this Agreement or as otherwise agreed by the parties in writing in accordance with this Agreement, any and all licenses granted by MOSSIMO under this Agreement shall immediately terminate and LICENSEE immediately shall discontinue to manufacture, promote, distribute or sell in any manner the Licensed Products and shall discontinue the use of the Licensed Rights, and any signs, equipment, certificates, advertising or promotional materials, stationery, forms and any other articles or materials, that display the Marks or refer to Licensed Rights, subject to the limited rights to sell inventory pursuant to the terms of Section 10.7(g).

                  (d) CONFIDENTIAL INFORMATION. LICENSEE shall continue to maintain in confidence any and all Confidential Information, and within five days after the effective date of expiration or termination of this Agreement (the "Termination Date"), will return to MOSSIMO, at LICENSEE's expense, all exterior and interiors signs and displays bearing the Marks or other Licensed Rights, all packaging, labels, tags, promotional or advertising materials or other materials and documents relating to the Licensed Products, Licensed Rights or any Confidential Information or, at the election of MOSSIMO, destroy or otherwise dispose of such material as MOSSIMO may direct.

                  (e) NOTIFICATION. Within 30 days after the Termination Date, LICENSEE shall notify in writing all telephone companies, business directories, chambers of commerce and appropriate governmental agencies of the expiration or termination of this Agreement and terminate any listing making reference to any of the Licensed Rights or the licensing arrangement and shall provide copies of such notices to MOSSIMO. If LICENSEE fails to notify such entities, LICENSEE authorizes MOSSIMO to do so as its agent for this limited purpose.

                  (f) FINAL STATEMENT. Within seven days after the Termination Date, LICENSEE shall furnish to MOSSIMO a full and complete statement setting forth (i) the inventory of Licensed Products manufactured or in the process of manufacture, including the wholesale price thereof, (ii) the number of orders received, accepted and approved, (iii) production and distribution schedules, and (iv) advertising and promotional schedules. LICENSEE shall consult with MOSSIMO regarding its pending orders and MOSSIMO shall determine, in its sole discretion, whether to permit LICENSEE to continue manufacturing and production of Licensed Products to fill the outstanding orders, to direct LICENSEE to cancel the pending orders or to assume or have a third party assume the obligation to fill pending orders.

                  (g) SALE OF INVENTORY. MOSSIMO shall have the option, for 30 days following receipt of the statement pursuant to Section 10.4(f), to purchase all or part of LICENSEE's inventory of new, unused and undamaged Licensed Products at LICENSEE's actual manufacturing cost for such Licensed Products. LICENSEE may continue to sell such inventory before MOSSIMO notifies LICENSEE of any option exercise and may sell any inventory not purchased by MOSSIMO on a nonexclusive basis for 90 days from the Termination Date so long as such sales are made solely to Authorized Retailers and will not in any way reflect adversely on the image, reputation or goodwill of MOSSIMO or the Marks. After such 90-day period, LICENSEE shall completely remove the Marks from any Licensed Products not theretofore sold.

             SECTION II. INDEMNIFICATION AND LIMITATION ON LIABILITY

         11.1 INDEMNIFICATION BY LICENSEE. LICENSEE shall defer, indemnify, hold MOSSIMO, its affiliates and licensees and their officers, directors, shareholders, employees, agents, independent contractors, representatives, and affiliates, harmless, and defend MOSSIMO, its affiliates and sublicensees and their officers, directors, shareholders, employees, agents, independent contractors, representatives, and affiliates, from and against any loss, damage, liability, or expense, including attorneys' fees and disbursements, whether or not LICENSEE's conduct was tortious arising in connection with:

                  (a) Any activities of LICENSEE or its employees, agents, representatives or affiliates, under or in connection with this Agreement;

                  (b) Any breach or alleged breach by LICENSEE of this Agreement;

                  (c) Claims or demands for injury to property or persons, including payments made under any workers' compensation or under any other plan for employees' disability or death benefits, made by any person in connection with the manufacture of Licensed Products or the advertising, promotion, distribution, sale or use of Licensed Products by LICENSEE or by its employees, agents, representatives or affiliates; or

                  (d) Claims or demands of any customer of LICENSEE arising out of any sale or use of the Licensed Products.

         11.2 INDEMNIFICATION BY MOSSIMO. MOSSIMO shall indemnify, hold LICENSEE, its affiliates and sublicensees and their officers, directors, shareholders, employees, agents, independent contractors, representatives, and affiliates, harmless, and defend LICENSEE, its affiliates and sublicensees and their officers, directors, shareholders, employees, agents, independent contractors, representatives, and affiliates, from and against any loss, damage, liability, or expense, including attorneys' fees and disbursements, whether or not MOSSIMO's conduct was tortious, arising in connection with:

                  (a) Any activities of MOSSIMO or its employees, agents, representatives or affiliates, under or in connection with this Agreement; or

                  (b) Any breach or alleged breach by MOSSIMO of this Agreement.

         11.3 INDEMNIFICATION PROCEDURE. Any party seeking indemnification pursuant to this Section 11 must give the other party prompt written notice of any such action, claim or proceeding and the indemnifying party in its sole discretion, then may take such action as it deems advisable to defend such action, claim or proceeding on behalf of the other party. In the event appropriate action is not taken by the indemnifying party within 30 days after its receipt of notice from the other party, the other party shall have the right to defend such action, claim or proceeding, but no settlement thereof may be made without the approval of the indemnifying party, which approval shall not be unreasonably withheld, in either ease, LICENSEE and MOSSIMO shall keep each other fully advised of all developments, shall provide each other with copies of all documents exchanged in court, and shall cooperate fully with each other in all respects in connection with any such defense as is made.

         11.4 SURVIVAL. The provisions of Section 11 shall survive after any expiration or termination of this Agreement.

                               SECTION 12. GENERAL

         12.1 ASSIGNMENTS, SUCCESSORS AND ASSIGNS. MOSSIMO shall be entitled to assign any or all of its rights or delegate any or all of its duties under this Agreement to the extent such assignment or delegation does not materially adversely affect the Licensed Rights. LICENSEE shall not assign (by operation of law or otherwise) any of its rights or delegate any of its duties under this Agreement without the prior consent of MOSSIMO. All representations, warranties, covenants and agreements of the parties shall bind their respective successors and assignees and shall inure to the benefit of their respective successors and permitted assignees.

         12.2 NOTICES. Any notice, request, demand, or other communication required or permitted under this Agreement, shall be deemed to be properly given by the sender and received by the addressee (a) if personally delivered; (b) 14 days after deposit in the mails if mailed by certified or registered air mail, postage prepaid; (c) 24 hours after being sent by facsimile with confirmation sent as provided in (b) above; or (d) 72 hours after being sent by commercial overnight mail, addressed as follows, and in the case of facsimile transmission, to the appropriate facsimile number shown below:

                To MOSSIMO:       MOSSIMO, Inc.
                                  2016 Broadway
                                  Santa Monica, California 90404
                                  Phone No.: (310) 460-0042
                                  Facsimile No.: (310) 460-0051
                                  Attention: Executive Vice President

                To LICENSEE:      CONF1TALIA, S.A. DE C.V.
                                  Km. 0.5 Carretera Cuernavaca-Cuautla, Colonia
                                  Flores Magon, C.P. 62370, Cuernavaca, Morelos,
                                  Mexico
                                  Phone No.: (52-7) 322-29-00
                                  Facsimile No.: (52-7 322-54-00
                                  Attention: Gabriel Haddad Giorgi

or to such other address or facsimile number as from time to time may be given in the manner permitted above.

         12.3 HEADINGS. The headings and captions contained in this Agreement shall not constitute a part thereof and shall not be used in its construction or interpretation.

         12.4 SEVERABILITY. If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed to be modified to the minimum extent necessary to cause it to be valid and enforceable and the invalidity or unenforceability of such provision prior to such modification shall not affect the other provisions of this Agreement and all provisions not affected by the invalidity or unenforceability shall remain in full force and effect.

         12.5 AMENDMENT AND MODIFICATION. This Agreement may be amended or modified only by a writing executed by both parties.

         12.6 GOVERNING LAW AND ARBITRATION.

                  (a) GOVERNING LAW. Subject to Section 12.6(b), this Agreement shall be construed and governed in accordance with the internal laws of the State of California. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Subject to Section 12.6(b), in the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the Orange County Superior Court or in the U.S. District Court for the Central District of California, Orange County Division, and the parties hereby submit to the exclusive jurisdiction of said courts.

                  (b) ARBITRATION. In order to expedite the resolution of legal disputes, MOSSIMO, in its sole discretion, may elect to have this Agreement construed in accordance with the laws and regulations of the Territory or any portion thereof, or may elect to have any dispute arising in connection with this Agreement finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules, whose decision shall be binding upon the parties. Such arbitration shall be conducted in the English language within Orange County, California or Los Angeles, California, with the place of arbitration to be selected by MOSSIMO in its sole discretion. The arbitrator(s) will be bound by limitations on liability or remedies set forth in this Agreement.

                  (c) MEXICO. LICENSEE consents to any order or award or decision made in accordance with Sections 12.7(a) or 12.7(b), being made an order of court in Mexico. Furthermore, in the event that MOSSIMO, in its sole discretion, believes than any matter is so urgent than application to a court for urgent relief is essential, MOSSIMO may approach the Supreme Court in Mexico for urgent relief and for any subsequent related relief.

         12.7 TAXES. LICENSEE shall be responsible for collection, remittance and payment of any and all taxes, charges, withholding obligations, levies, assessments or other fees of any kind imposed by any governmental authority with respect to the manufacture, sale, importation or other disposition of the Licensed Products (other than taxes on the income or gross receipts of MOSSIMO). LICENSEE shall provide proof of payment to MOSSIMO within 10 days of payment thereof.

         12.8 ENTIRE AGREEMENT. This Agreement covers all contracts and agreements between the parties relating to the subject matter of this Agreement. All other contracts and agreements between the parties which relate thereto are hereby terminated effective as of the effective date of this Agreement.

         12.9 GOVERNMENT APPROVALS AND REMITTANCES. In the event that any approval with respect to this Agreement or any registration thereof will be required, initially or at any time during the Term, in order to give the Agreement legal effect, LICENSEE agrees immediately to take whatever steps may be necessary in this respect; and any charges incurred in connection therewith shall be borne by LICENSEE.

         12.10 AFFILIATES OF LICENSEE. In the event that any affiliate of LICENSEE participates in any respect in the enjoyment of rights or the performance of any duties of LICENSEE hereunder, such affiliate shall be fully obligated under this Agreement to the same extent as LICENSEE.

         12.11 AUTHORITY TO MAKE AGREEMENT. Each party warrants and represents that it has the power to enter into this Agreement and perform in accordance with the provisions hereof and that the execution and performance of the Agreement has been duly and validly authorized in accordance with all applicable laws and governing instruments.

         12.12 NO WAIVER. No waiver of any breach of any of the provisions of this Agreement shall be construed to be a waiver of any succeeding breach of the same or any other provision.

         12.13 OFFICIAL LANGUAGE OF AGREEMENT. The parties understand and agree that this document has been prepared only in the English language and that the English language is the official language of this Agreement. It is specifically understood and agreed that no party to this Agreement will assert or allege that it did not understand each and every term and condition of this Agreement, and each party further acknowledges that prior to entering into this Agreement, it could have sought interpretation of the Agreement in the native language of the persons signing the Agreement on such party's behalf, but chose not to do so.

         12.14 REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, except as expressly provided in this Agreement or any Exhibit thereto, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

         12.15 EQUITABLE RELIEF. LICENSEE acknowledges that there will be no adequate remedy at law for its failure to comply with certain terms of this Agreement, including its obligation to cease the manufacture, sale, advertisement, promotion or distribution of the Licensed Products upon termination of this Agreement, its obligations with respect to the Licensed Rights and the obligation to maintain the confidentiality of Confidential Information. Accordingly, if LICENSEE fails to comply with the terms of this Agreement, MOSSIMO shall have the right to have any breach of this Agreement remedied by equitable relief by way of a temporary restraining order, preliminary injunction, permanent injunction, and such other alternative relief as may be appropriate without the necessity of MOSSIMO posting any bond or proving any damages.

         12.16 DEFINITIONS. The definitions set forth in EXHIBIT "A" are incorporated herein and made a part of this Agreement.

                               [SIGNATURES FOLLOW]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       "MOSSIMO":

                                       MOSSIMO, INC., a Delaware corporation


                                       By: /S/ Mossimo Giannulli
                                           ----------------------------------
                                           President and Chief Executive Officer



                                       "LICENSEE":
                                       CONFITALIA, S.A. DE C.V. a Mexican
                                       corporation


                                       By: /S/ Carlos G. Ibarra Covarrubias
                                           ----------------------------------
                                           Vice President and CEO

                                LIST OF EXHIBITS


Exhibit "A"     Glossary

Exhibit "B"     License Collection Summary Form

Exhibit "C"     Licensed Product Approval Form and Fabric and/or Color Approval
                  Form

Exhibit "D"     Minimum Quarterly Shipments and Minimum Quarterly Payments

Exhibit "E"     Statement of Royalties (International) term

Exhibit "F"     Licensed Rights Approval Form

Exhibit "0"     Advertising Approval Form

Exhibit "H"     Advertising Expenditure Form

Exhibit "I"     Licensed Products and Territory

Exhibit "J"     LICENSEE Principals and Equity Ownership

                                   EXHIBIT "A"

                                GLOSSARY OF TERMS

                  "Allowances and Markdowns" means any credit given by LICENSEE to its customers after the delivery of Licensed Products sold to any such customer.

                  "Authorized Retailers" has the meaning ascribed to it in
Section 4.2 of this Agreement.

                  "Confidential Information" has the meaning ascribed to it in
Section 7.11(a).

                  "Contract Year" means the 12 calendar month period beginning on January 1, 2001 and ending on December 31, 2001 (the "First Contract Year") and thereafter each 12 calendar month period beginning on January 1 and ending on December 3 1.

                   "Discounted Products" means any Licensed Product sold by LICENSEE to an Authorized Retailer at a price below eighty percent (80%) of LICENSEE's pre-season wholesale list price for such Licensed Product.

                  "Licensed Products" means solely the products of MOSSIMO specified on Exhibit "L" attached hereto and incorporated herein by reference. Licensed Products does not include any existing or future MOSSIMO lines that are not expressly specified on Exhibit "L." MOSSIMO shall determine, in its sole discretion, whether a particular product or article falls within the definition of Licensed Products and MOSSIMO reserves the right, in its sole discretion, to eliminate any design as a Licensed Product at any time. MOSSIMO also reserves the right to add new designs as Licensed Products.

                  "Licensed Rights" means collectively the Marks and Property.

                  "Marketing Date" means December 1, 2000, which is the date by which LICENSEE agrees to start taking orders from customers for all items defined as Licensed Products.

                  "Marks" means "MOSSIMO" and design in Class 25 as shown in Mexican Trademark Registration No. 522317; "MOSSIMO"(block) in Class 25 as shown in Mexican Trademark Registration No. 533013; "MOSS" in Class 25 as shown in Mexican Trademark Registration No. 601553; "MOSSIMO and M Design" in Class 25 as shown in Mexican Trademark Registration No. 522491; "M Design" in Class 25 as shown in Mexican Trademark Registration No. 505430; and "MOSSIMO GIANNULLI" in Class 25 as shown in Mexican Trademark Registration No. 522084; each whether alone or in combination; provided, however, that the appearance and/or style of the Marks may vary from time to time as specified by MOSSIMO in its sole discretion without affecting this Agreement.

                  "Minimum Quarterly Payment" has the meaning ascribed to in
Section 5.2.

                  "Minimum Quarterly Shipments" has the meaning ascribed to it in Section 5.2.


                              EXHIBIT "A" - Page 1

                  "New Property" has the meaning ascribed to it in Section 7.2.

                  "Net Sales" means the total of gross amounts directly or indirectly invoiced or charged to others or otherwise derived by LICENSEE from the manufacture, marketing, distribution, sale, transfer or other commercialization of Licensed Products (including without limitation, sales of Seconds, employee sales, sales to MOSSIMO or other licensees of the Licensed Rights, sales to Authorized Retailers and amounts received as damages for loss of finished Licensed Products), reduced only by the actual amount of Returns, subject to a limit of five percent (5%) of gross sales per Contract Year. MOSSIMO shall adjust the Net Sales upward to the extent that actual Returns exceed the foregoing limit, using the average invoice price during the Contract Year. Deductions shall be made for (i) Trade Discounts so long as Trade Discounts actually granted do not exceed twenty percent (20%) of gross sales per Contract Year; and (ii) Allowances or Markdowns so long as Allowances and Markdowns do not exceed twenty-five percent (25%) of gross sales per Contract Year; provided, however, that no deductions shall be made for the aggregate Trade Discounts, Allowances and Markdowns that exceed twenty-five percent (25%) of gross sales per Contract Year. No deduction shall be made for uncollectible accounts. No costs incurred in the manufacture (including without limitation any sourcing commissions or Access Fees), sale, distribution, advertisement or promotion of the Licensed Products or in the payment by LICENSEE of any local, state, federal or other taxes of any nature whatsoever shall be deducted from the gross sales amounts or from any Royalty payable to MOSSIMO by LICENSEE. If LICENSEE sells or otherwise transfers any Licensed Products to any affiliated distributors, retailers or consumers at an invoice price that is less than the price that LICENSEE charges to nonaffiliates, then the invoice price to the affiliates, for purposes of calculating Net Sales, shall be deemed to be the current invoice price charged to nonaffiliates. If LICENSEE makes more than five percent (5%) (based on the number of Licensed Products sold by LICENSEE during a quarter) of all sales or transfers of Licensed Products to affiliates, then the invoice price of such transactions, for purposes of calculating Net Sales, shall be the higher of (i) the invoice price charged by the affiliate who sells the Licensed Product directly to a nonaffiliate or (ii) the actual invoice price of the sale to the affiliate. LICENSEE shall convert its Net Sales and Royalty and other payments payable to MOSSIMO into United States Dollars using the conversion rate for Mexican Pesos into United States Dollars in New York trading on the day which is four calendar days prior to the date payment is due, as such rates are published in the Wall Street Journal.

                  "Property" means the intellectual property rights of MOSSIMO relating to the Licensed Products that MOSSIMO determines, in its sole discretion, to be desirable or necessary for LICENSEE to exercise the rights and license granted in this Agreement. Such Property shall include, without limitation, certain product styles, designs, samples, patterns, colors, materials, fabrics, titles, trademarks, names, logos, symbols, copyrights, art work, inventions, trade secrets (patentable and unpatentable), patents and pending patent applications.

                  "Royalty" has the meaning ascribed to it in Section 5.1.

                  "Seconds" has the meaning ascribed to it in Section 4.3.

                  "Shipping Date" means January 1, 2000, the date by which LICENSEE shall begin shipping all of the Licensed Products.


                              EXHIBIT "A" - Page 2

                  "Term" has the meaning ascribed to it in Section 2.1.

                  "Territory" means solely the geographic areas designated specifically on Exhibit "L" attached hereto and incorporated herein by reference, as amended from time to time pursuant to this Agreement.

                  "Trade Discounts" means all reductions in the wholesale list price of Licensed Products that are customary in the trade and are communicated by LICENSEE prior to the delivery of specific Licensed Products.


                              EXHIBIT "A" - Page 3

                                                    EXHIBIT "B"

                               FORM MUST BE SUBMITTED COMPLETE TO THE ATTENTION OF:
                                                                                               MOSSIMO LICENSING
                                                                                                 2016 BROADWAY
                                                                                            SANTA MONICA, CA 90404

                                            LICENSE COLLECTION SUMMARY

NAME OF LICENSEE           _____________________________________________________________

ADDRESS                    _____________________________________________________________

LICENSED TERRITORY         _____________________________________________________________

LICENSED PRODUCTS(S)       _____________________________________________________________

------------------------------------------------------------------------------------------------------------------
 SEASON    DATE LICENSEE CONCEPT        APPROX. DATE 1ST        LICENSEE     LICENSEE     LICENSEE SHIPPING DATE
          BOARDS WILL BE COMPLETE       SAMPLES WILL BE        LINE BREAK   LINE BREAK   -------------------------
              (IF APPLICABLE)        SUBMITTED FOR APPROVAL       DATE       LOCATION     START SHIP     END SHIP
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

         ___________________________________________             ___________________________________________
                     LICENSEE SIGNATURE                                       LICENSOR SIGNATURE

LAST REVISED 2/96

                                               EXHIBIT "B" - Page 1

                                   EXHIBIT "C"


                         LICENSED PRODUCT APPROVAL FORM
                         ------------------------------
          (FOR STYLE APPROVAL ONLY! SEE FABRIC/COLOR APPROVAL FORM FOR
                                FABRIC APPROVAL)

NAME OF LICENSEE        ________________________________________________________

LICENSED PRODUCT(S)     ________________________________________________________

LICENSEE'S ADDRESS      ________________________________________________________


________________________________________________________________________________

           PLEASE ATTACH LINE SHEETS (WHICH SET OUT WHOLESALE PRICES)
                  AND CONCEPT BOARDS/SKETCHES (IF APPLICABLE)
________________________________________________________________________________


SEASON _________________________________

START TAKING ORDERS FOR THIS LINE         ______________________________________

END TAKING ORDERS FOR THIS LINE           ______________________________________

START SHIP DATE FOR THIS LINE             ______________________________________

END SHIP DATE FOR THIS LINE               ______________________________________

______________________________________    ______________________________________
        SIGNATURE OF LICENSEE                     SIGNATURE OF LICENSOR


[ ] APPROVED ________________________     [ ] DISAPPROVED ______________________

COMMENTS _______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

DATE RETURNED TO LICENSEE ___________________________

A LETTER DETAILING ANY CHANGES, MODIFICATIONS OR SPECIFIC DISAPPROVAL OF STYLES WILL ACCOMPANY THIS FORM WHEN IT IS RETURNED TO THE LICENSEE.

                                                               LAST REVISED 2/96


                              EXHIBIT "C" - Page 1

                                   EXHIBIT "D"

                                MINIMUM SHIPMENTS

--------------------------------------------------------------------------------

                                  INITIAL TERM

--------------------------------------------------------------------------------
Contract                                Minimum                    Minimum
  Year           Quarter           Quarterly Shipment         Quarterly Payment
--------------------------------------------------------------------------------
    1        01/01/01-03/31/01          $400,000                   $16,000
--------------------------------------------------------------------------------
    1        04/01/01-06/30/01          $400,000                   $16,000
--------------------------------------------------------------------------------
    1        07/01/01-09/30/Ol          $700,000                   $24,000
--------------------------------------------------------------------------------
    1        10/01/01-12/31/01          $700,000                   $24,000
--------------------------------------------------------------------------------
    2        01/01/02-03/31/02          $700,000                   $24,000
--------------------------------------------------------------------------------
    2        04/01/02-06/30/02          $700,000                   $24,000
--------------------------------------------------------------------------------
    2        07/01/02-09/30/02          $700,000                   $28,000
--------------------------------------------------------------------------------
    2        10/01/02-12/31/02          $700,000                   $28,000
--------------------------------------------------------------------------------
    3        01/01/03-03/31/03          $900,000                   $36,000
--------------------------------------------------------------------------------
    3        04/01/03-06/30/03          $900,000                   $36,000
--------------------------------------------------------------------------------
    3        07/01/03-09/30/03          $900,000                   $36,000
--------------------------------------------------------------------------------
    3        10/01/03- 12/31/03         $900,000                   $36,000
--------------------------------------------------------------------------------


                              EXHIBIT "D" - Page 1

                                                             EXHIBIT "E"

                                               STATEMENT OF ROYALTIES (INTERNATIONAL)
MOSSIMO, INC.
                                                                                                   FOR __________ TO __________ 20__

Licensee Name     ___________________________                                             Send Statement to:  MOSSIMO INC.

Licensee Address  ___________________________   Conversion Rate __________ to ___________ U.S. Dollars        2016 BROADWAY

                  ___________________________   Date of Conversion Rate ______________________________        SANTA MONICA, CA 90404

Licensee Product(s) _________________________   Royalty % ______________

Territory         ___________________________

____________________________________________________________________________________________________________________________________
  Item       Number of      Number of         Number of           Listed        Gross       Less         Less Payment    Less Trade
Style No.   Units Sold*   Close-out Sold    Units Returned    Wholesale Price   Sales   All_________**   Term Discount   Discounts**
____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

(CONTINUED BELOW)

__________________________________________________________________________________________________________
   Close-out     Less        Net Sales      Net Sales    Gross Royalties   Taxes Paid   Net Royalty Amount
   Discount    Returns**   Local Currency   US Dollars      US Dollars     US Dollars       US Dollars
__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

                                                I CERTIFY THAT THE ABOVE IS ACCURATE

* Units sold include closeouts.                 _____________________________________      ___________________________________
                                                              Signature                                   Title

** Please see the license agreement for         _____________________________________      ___________________________________
   amount of permissible deductions.                            Name                                      Date


                                                        EXHIBIT "E" - Page 1

                                   EXHIBIT "F"


                          LICENSED RIGHTS APPROVAL FORM
                          -----------------------------
            (ALL USES OF MOSSIMO TRADEMARKS THAT ARE NOT ADVERTISING
           E.G., TRIM, LABELS, STATIONERY, PACKAGING, DISPLAYS, ETC.)


NAME OF LICENSEE           _____________________________________________________

LICENSED PRODUCT(S)        _____________________________________________________


________________________________________________________________________________

  DESCRIPTION OF USE  _____________________________________________________

  _________________________________________________________________________

________________________________________________________________________________

[ ] CONCEPT DESIGN [ ] COLOR INDICATION [ ] FINISHED ART [ ] PRODUCTION SAMPLE

[ ] FINAL SAMPLE


         [ ] APPROVED                        [ ] DISAPPROVED

COMMENTS/SUGGESTIONS: __________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


IF SUBMISSIONS IS A LABEL OR HANGTAG, NAME AND ADDRESS OF SUPPLIER:

________________________________________________________________________________

________________________________________________________________________________

        ATTACH A SAMPLE OF USE IN THIS SPACE OR AFFIX TO A SEPARATE PAGE










______________________________________    ______________________________________
       SIGNATURE OF LICENSEE                      SIGNATURE OF LICENSOR


                               EXHIBIT "F" - Page 1

                                   EXHIBIT "G"


NAME OF LICENSEE           _____________________________________________________

LICENSED PRODUCT(S)        _____________________________________________________

________________________________________________________________________________
                               ARTWORK SUBMISSION
________________________________________________________________________________

________________________________________________________________________________
PLEASE CHECK THE MEDIA OF ADVERTISING:
________________________________________________________________________________

  [ ] FULL PAGE AD     [ ] BILLBOARD      [ ] OTHER ____________________________


NAME OF PUBLICATION:  __________________________________________________________

COUNTRY: _________________________________  ISSUE DATE: ________________________

AD POSITION (AS DETAILED AS POSSIBLE): _________________________________________

 [ ] LEFT HAND PAGE        [ ] RIGHT HAND PAGE        [ ] FULL PAGE SPREAD

________________________________________________________________________________
                              FOR MOSSIMO USE ONLY

PLEASE FOLLOW THE APPLICABLE INSTRUCTIONS:

[ ] ______________________________________

[ ] ______________________________________

SPECIAL INSTRUCTIONS: __________________________________________________________

________________________________________________________________________________

________________________    ________________________    ________________________
        APPROVED             APPROVED WITH CHANGES             DISAPPROVED
________________________________________________________________________________


________________________________________________________________________________
                             PUBLICATION SUBMISSIONS
________________________________________________________________________________

________________________________________________________________________________
NAME OF PUBLICATION:

          (A COPY OF THE MAGAZINE OR NEWSPAPER MUST BE INCLUDED)

FREQUENCY (CHECK ONE):  [ ] DAILY     [ ] WEEKLY      [ ] MONTHLY    [ ] OTHER


COMMENTS/SUGGESTIONS: __________________________________________________________

________________________________________________________________________________

______________________________________    ______________________________________
               APPROVED                                DISAPPROVED

______________________________________    ______________________________________

                              EXHIBIT "G" - Page 1

                                   EXHIBIT "H"


                                                         Date __________________
                                                  Prepared By __________________

                      ADVERTISING EXPENDITURE SUMMARY FORM
                      ------------------------------------


Name of Licensee           _____________________________________________________
Licensed Product           _____________________________________________________
Territory/Country          _____________________________________________________

Quarter/Period             _____/_____ /_____ to _____/_____/_____
Contract Year              _____/_____ /_____ to _____/_____/_____



________________________________________________________________________________

            TYPE OF ADVERTISING                           DOLLAR AMOUNT
________________________________________________________________________________

1. Consumer Advertising (List publication)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2. TRADE ADVERTISING (LIST PUBLICATION)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. CO-OP ADVERTISING
--------------------------------------------------------------------------------
4. NEWSPAPERS
--------------------------------------------------------------------------------
5. CHARITY
--------------------------------------------------------------------------------
6. SPONSORSHIPS
--------------------------------------------------------------------------------
7. SPECIAL EVENTS
--------------------------------------------------------------------------------
8. BILLBOARDS
--------------------------------------------------------------------------------
9. PROMO ITEMS
--------------------------------------------------------------------------------
10. SHOOT/PRODUCTION FEES
--------------------------------------------------------------------------------
11. PR CONSULTANT FEES
--------------------------------------------------------------------------------
12. TV/CINEMA
--------------------------------------------------------------------------------
13. RADIO
--------------------------------------------------------------------------------
14. POSTERS & BANNERS
--------------------------------------------------------------------------------
15. BUS SHELTERS
--------------------------------------------------------------------------------
16. OTHER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          TOTAL:
--------------------------------------------------------------------------------


                              EXHIBIT "H" - Page 1

                                   EXHIBIT "I"


                         LICENSED TERRITORY AND PRODUCTS

--------------------------------------------------------------------------------
            TERRITORY                             LICENSED PRODUCTS
--------------------------------------------------------------------------------
             MEXICO Men's tailored clothing to include: suits, sport coats, dress shirts (in designated neck sizes only)* and dress trousers**
--------------------------------------------------------------------------------

* MOSSIMO and its other licensees will manufacture, promote and distribute men's shirts in sizes S, M, and XL (see Section 7.13).

** MOSSIMO and its other licensees will manufacture, promote and distribute men's casual trousers (see Section 7.13).


                              EXHIBIT "I" - Page 1

                                   EXHIBIT "J"


                    LICENSEE PRINCIPALS AND EQUITY OWNERSHIP







                              EXHIBIT "J" - Page 1